UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2011

TRANSWITCH CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive
Shelton, Connecticut 06484
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 929-8810

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
Item 8.01 Other Events.

On February 8, 2011, TranSwitch Corporation (“TranSwitch”) announced that on February 7, 2011, TranSwitch decided to effect a restructuring in the form of a reduction in force to be implemented and concluded during the first quarter of 2011.

TranSwitch expects that such restructuring will result in annual savings of approximately $2 million, and that these savings will begin to be recognized in the second quarter of 2011.

In connection with the restructuring, TranSwitch expects to incur pre-tax restructuring charges of approximately $500,000 which will be cash expenditures primarily for employee related costs. TranSwitch expects these charges to be recorded in the first quarter of 2011. A copy of TranSwitch’s press release announcing this information and certain other information is attached as Exhibit 99.1 to TranSwitch’s Form 8-K furnished to the Securities and Exchange Commission on February 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

February 8, 2011	By:	/s/ Robert A. Bosi
	Name:	Robert A. Bosi
	Title:	Vice President and Chief Financial Officer